UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2012

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2330 North Loop 1604 West
San Antonio, Texas 78248
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information related to the NuStar Financing included in Item 2.01 below is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Closing of Asphalt JV

On September 28, 2012, NuStar Energy L.P. (“NuStar”), its wholly owned subsidiaries NuStar Logistics, L.P. (“Logistics”), NuStar Asphalt Refining, LLC (“Refining”), and NuStar Marketing LLC (“Marketing”), and NuStar GP, LLC, the general partner of NuStar (“General Partner,” and, together with NuStar, Logistics, Refining, and Marketing, the “NuStar Parties”), pursuant to the Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Asphalt Acquisition LLC (“Acquisition Co.”), an affiliate of Lindsay Goldberg (“LG”), closed the sale to LG of membership interests representing a 50% voting interest in NuStar Asphalt LLC (the “Membership Interests”).  NuStar Asphalt LLC was formed for the purpose of entering into a joint venture (“Asphalt JV”) with LG to own and operate Logistics’ asphalt operations, including its asphalt refineries in Paulsboro, New Jersey and Savannah, Georgia (the “Transaction”). The purchase price received by NuStar for the Membership Interests was $175 million.  In addition, Asphalt JV purchased the inventory of Refining and Marketing under an unsecured revolving credit facility provided by Logistics (the “NuStar Financing”) for total cash proceeds to NuStar, including the sale of the Membership Interests to LG, of approximately $270 million.  The NuStar Financing will be available to fund working capital loans to Asphalt JV in an aggregate principal amount not to exceed $250 million, with a term of seven years, subject to certain early termination events.  In addition, during the term of the NuStar Financing, NuStar and Logistics have agreed to provide guarantees or credit support, as applicable, of up to $150 million under operating contracts related to the asphalt business.

As a result of the Transaction, NuStar deconsolidates the Asphalt JV, for accounting purposes. Prospectively, NuStar expects to record its investment in the Asphalt JV using the equity method of accounting.

The Purchase and Sale Agreement contains post-closing indemnification obligations for, among other matters, breaches of representations and warranties and certain retained and assumed obligations.

Item 9.01. Financial Statements and Exhibits.

In connection with the Purchase and Sale Agreement incorporated by reference are unaudited pro forma condensed consolidated financial statements from Exhibit 99.1 to the Current Report on Form 8-K dated September 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	NuStar GP, LLC
its general partner

Date: October 4, 2012			By:	/s/ Amy L. Perry
				Name:	Amy L. Perry
				Title:	Vice President, Assistant General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements (incorporated by reference from Exhibit 99.1 to the Current Report on Form 8-K dated September 4, 2012.)